Exhibit 1

JOINT FILING AGREEMENT

The undersigned agree as follows:

(1)	Each of them is individually eligible to use the Schedule 13D to which this exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(2)	Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accurancy of the information concerning such person contained therein, but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: December 30, 2014

COURT SQUARE CAPITAL GP III, LLC

By:
Name:	Joseph M. Silvestri
Title:	Managing Partner

COURT SQUARE CAPITAL PARTNERS III, L.P.

By:	COURT SQUARE CAPITAL GP III, LLC,
its General Partner

By:
	Name:	Joseph M. Silvestri
	Title:	Managing Partner

COURT SQUARE CAPITAL PARTNERS III-A, L.P.

By:	COURT SQUARE CAPITAL GP III, LLC,
its General Partner

By:
	Name:	Joseph M. Silvestri
	Title:	Managing Partner

COURT SQUARE CAPITAL PARTNERS (OFFSHORE) III, L.P.

By:	COURT SQUARE CAPITAL GP III, LLC,
its General Partner

By:
	Name:	Joseph M. Silvestri
	Title:	Managing Partner

COURT SQUARE CAPITAL PARTNERS (EXECUTIVE) III, L.P.

By:	COURT SQUARE CAPITAL GP III, LLC,
its General Partner

By:
	Name:	Joseph M. Silvestri
	Title:	Managing Partner